                YORK CARE FACILITY

               YORK, SOUTH CAROLINA

          AGREEMENT TO PROVIDE ACCOUNTING
            AND ADMIMSTRATIVE SERVICES
          TO AN ASSISTED LIVING FACILITY

        AGREEMENT TO PROVIDE ACCOUNTING AND
ADMINISTRATIVE SERVICES TO AN INDEPENDENT/ASSISTED
                  LIVING FACILITY

     This Agreement made this 31, day of March, 1997 by and between EMERITUS CORPORATION, a Washington corporation (hereinafter referred to as "Administrator"), and COLUMBIA HOUSE, LLC, a
Washington limited liability company (hereinafter referred to as "Lessee").

     WHEREAS, Lessee is the lessee of property located at 40-42 Ross Cannon Street in York, South
Carolina (the "Property") including an assisted living facility (the "Facility"), pursuant to the terms of that certain Lease Agreement dated
January 13,1997 between Albert Lynch, an individual resident in the state of South
Carolina, as lessor, and Lessee, as lessee (the
"Facility Lease");

     WHEREAS, Lessee is interested in retaining
Administrator to assist it with certain
administrative and accounting functions (the
"Administrative Responsibilities");

     WHEREAS, Administrator is experienced and qualified in the field of health care management and is qualified to provide Lessee with assistance with the Administrative Responsibilities; and

     WHEREAS, Lessee and Administrator are
interested in documenting the terms and conditions under which said assistance will be provided.

     NOW THEREFORE, in consideration of the
foregoing premises and the mutual covenants herein contained, IT IS AGREED AS FOLLOWS:

     I.  RESPONSIBILITIES OF ADMINISTRATIOR:
Lessee ' hereby engages Administrator and Administrator hereby accepts such engagement and agrees to assist Lessee with respect to the performance by Lessee of the Administrative
Responsibilities. By entering into this Agreement, Lessee does not delegate to Administrator any powers, duties or responsibilities which it is prohibited by law from delegating. Lessee also retains such other authority as shall not have been expressly delegated to Administrator pursuant to this Agreement. Subject to the foregoing, Administrator shall provide the following services:

     A. CHARGES: Administrator shall assist Lessee in establishing the schedules of recommended charges, including any and all special charges for services rendered to the residents at the Facility.

     B. ACCOUNTING: Administrator shall provide administrative and accounting support to the Facility. All accounting procedures and systems utilized in providing said support shall be in accordance with the operating capital and cash programs developed by Administrator; which programs shall conform to generally accepted accounting principles and shall not materially distort income or loss. In addition, at Lessee's sole cost and expense, Administrator shall prepare or cause to be prepared all payroll tax returns and shall cause all local taxes to be timely paid or contested, as appropriate (for purposes of clarification Lessee shall be responsible for preparation and filing of state and federal tax returns). The costs incurred by Administrator in preparing such returns shall not be included in Administrator's management fee, but shall be separately reimbursed by Lessee.

     C. REPORTS: Within thirty (30) days after the end of each calendar month, Administrator shall provide Lessee with an unaudited balance sheet of the Facility, dated the last day of such month, and an unaudited statement of income and expenses for such month relating to the operation of the Facility. Within ninety (90) days after the end of the fiscal year of the Facility, Administrator shall provide Lessee with unaudited financial statements including a balance sheet of the Facility, dated the last day of said fiscal year, and a statement of income and expense for the year then ended relating to the operation of the Facility.

     D. PERSONNEL:

          (i) All employees shall remain the
employees of Lessee. Administrator shall administer, including payroll tax reporting, and Lessee shall fund, payroll twice monthly, in accordance with all applicable federal and state laws and regulations. Lessee shall promptly reimburse Administrator for all amounts expended by Administrator in connection therewith.

          (ii) Lessee shall hire, train, promote,
direct, discipline, suspend and discharge personnel at the Facility; establish salary levels and personnel policies; and establish employee performance standards, all as needed during the term of this Agreement to ensure the efficient operation of all departments within and services offered by the Facility. Lessee shall, as a matter which shall survive any termination of this Agreement, indemnify, defend and hold harmless
Administrator from and against any and all costs, expenses, liabilities, suits or other causes of action arising from or relating to the employment of employees at the Facility.

     E. INSURANCE: During the term hereof, Lessee, at its sole cost and expense, shall arrange for and maintain (i) all necessary and proper hazard insurance covering the Facility, the furniture, fixtures, and equipment situated thereon, (ii) all employee health insurance for so long as it is the employer of the Facility employees under the terms hereof, which insurance shall be administered by Lessee and
(iii) all necessary and proper malpractice and public liability insurance for the protection of itself, its officers, agents and employees. Any insurance provided pursuant to this paragraph shall comply with the requirements of the Facility
Lease.

     III. PROPRIETARY INTEREST: The systems,
methods, procedures and controls employed by Administrator and any written materials or brochures developed by Administrator to document the same are to remain the property of Administrator and are not, at any time during or after the term of this Agreement, to be utilized, distributed, copied or otherwise employed or acquired by Lessee, except as authorized by Administrator.

     IV. TERM: The Term of this Agreement shall commence on April 1,1997 or such later date on which the transaction with respect to the financing of the Renovations occurs as evidenced by a written acknowledgment of Lessee and Administrator (the "Commencement Date") and shall terminate concurrently with the termination of the Facility Lease.

     V. DEFAULT: Either party may terminate this Agreement, as specified in this Section V, in the event of a default ("Event of Default") by the other party.

     (a) With respect to Administrator, it shall be an "Event of Default" hereunder:

                                 (i) If
Administrator shall fail to keep, observe or perform any material agreement, term or provision of this Agreement, and such default shall continue for a period of thirty (30) days after notice thereof shall have been given to Administrator by Lessee, which notice shall specify the event or events constituting the default; or

               (ii) If Administrator shall apply
for or consent to the appointment of a receiver, trustee or liquidator of Administrator of all or a substantial part of its assets, file a voluntary petition in bankruptcy, or admit in writing its inability to pay its debts as they become due, make a general assignment for the benefit of creditors, file a petition or an answer seeking reorganization or arrangement with creditors or taking advantage of any insolvency law, or if an order judgment or decree shall be entered by a court of competent jurisdiction, on the application of a creditor, adjudicating
Administrator, a bankrupt or insolvent or approving a petition seeking reorganization of Administrator, or appointing a receiver, trustee or liquidator of Administrator, of a11 or a substantial part of its assets.

     (b) With respect to Lessee, it shall be an Event of Default hereunder:

               (i) If Lessee shall fail to make or
cause to be made any payment to Administrator required to be made hereunder (other than its working capital obligation), and such failure shall continue for a period of thirty (30) days;

               (ii) If Lessee shall fail to keep,
observe or perform any material agreement, term or provision of this Agreement and such default shall continue for a period of thirty (30) days after notice, which notice shall specify an event or events constituting the default thereof by Administrator to Lessee; provided, however, that in the case of Lessee's failure to provide necessary working capital upon demand by Administrator, it shall be deemed to be an Event of Default hereunder if the same is not paid within ten (10) days of Administrator's initial demand therefor without any further notice from Administrator being required;

               (iii) If Lessee shall fail to make
payments, or keep any covenants, owing to any third party which are beyond the control of Administrator to make or keep, and which would cause Lessee to lose possession of the Facility or any personal property which would be required to operate the Facility in the normal course; or

               (iv) If Lessee shall be dissolved
(other than as a result of a transfer of the ownership of the Facility to a limited partnership in which Lessee's shareholders are general and/or limited partners) or shall apply for or consent to the appointment of a receiver, trustee or liquidator of Lessee or of all or a substantial part of its assets, file a voluntary petition in bankruptcy, or admit in writing its inability to pay its debts as they become due, make a general assignment for the benefit or creditors, file a petition or an answer seeking reorganization or arrangement with creditors or taking advantage of any insolvency law, or if an order, judgment or decree shall be entered by a court of competent jurisdiction, on the application of a creditor, adjudicating Lessee a bankrupt or insolvent or approving a petition seeking reorganization of Lessee or appointing a receiver, trustee or liquidator of Lessee of all or a substantial part of its assets.

     VI. REMEDIES UPON DEFAULT:

          (a) If any Event of Default by Lessee
shall occur, Administrator may, in addition to any other remedy available to it in law or equity on account of such Event of Default, forthwith terminate this Agreement, and neither party shall have any further obligations whatsoever under this Agreement, but Administrator shall immediately be entitled to receive payment of all amounts theretofore unpaid but earned to the date of termination.
          (b) If any Event of Default by
Administrator shall occur, Lessee may, in addition to any other remedy available to it in law or equity on account of such Event of Default, forthwith terminate this Agreement, and neither party shall have any further obligation whatsoever under this Agreement; provided, however, that Administrator shall immediately be entitled to receive payment of all amounts theretofore unpaid but earned to date of termination, subject to Lessee's right to receive payment of damages from Administrator.

     VII. LESSEE'S INSPECTION: During the term hereof, Lessee shall have the right, upon request and at reasonable times, to inspect and/or audit all books and records pertaining to the operation of the Facility prepared or maintained by Administrator.

     VIII. ADMINISTRATIVE SERVICES FEE: Throughout the term of this Agreement, Administrator shall receive a monthly fee equal to $2,500.00 per month.

          A. PRORATION OF FEE. If the services of
Administrator commence or terminate (for any reason, including those set forth in Paragraph V) other than on the first day of the month, the fee shall be prorated in proportion to the number of days for which services are actually rendered.

          B. PAYMENT OF FEE. The Management fee
provided for herein shall be payable to
Administrator on the first day of each month, with the first such payment due on the Commencement
Date.

      IX. ASSIGNMENT: This Agreement shall not be assigned by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld.

     X. NOTICES: All notices required or permitted hereunder shall be given in writing by hand delivery, by registered or certified mail, postage prepaid, by overnight delivery or by facsimile transmission (with receipt confirmed with the recipient). Notice shall be delivered or mailed to the parties at the following addresses or at such other places as either party shall designate in writing.

     To Administrator:        Emeritus Corporation
                         3131 Elliott Avenue,
                    Suite 500
                         Seattle, Washington 98121
                         Telephone No. : (206) 298-
                    2909
                         Facsimile No.: (206) 301-
                    4500
                         Attn: President

     To Lessee:               Columbia House, LLC
                         3131 Elliott Avenue
                         Seattle, Washington 98121
                         Telephone No.: (206) 298-
                    1201
                         Facsimile No. : (206) 301-
                    4545
                         Attn: Dick Sontgerath

     XI. RELATIONSHIP OF THE PARTIES: The
relationship of the parties shall be that of Lessee and Independent Contractor and all acts performed by Administrator during the term hereof as Administrator of the Facility shall be deemed to be performed in its capacity as an independent contractor. Nothing contained in this Agreement is intended to or shall be construed to give rise to or create a partnership or joint venture or lease between Lessee, its successors and assigns on the one hand, and Administrator, its successors and assigns on the other hand.

     XII. INDEMNIFICATION: Administrator will not be liable in the performance of its duties for any loss incurred by or damage to the Lessee, unless such loss or damage results from the negligence or willful misconduct of Administrator. Administrator shall indemnify, defend and hold harmless Lessee from any loss or damage resulting from the acts or omissions of Administrator's officers, agents or employees in connection with the operation of the Facility by Administrator. Lessee shall indemnify, defend and hold Administrator harmless from any loss incurred by or damage to Administrator where such loss or damage result from the negligence or willful misconduct of Lessee in performing its obligations under the Agreement.

     XIII. ENTIRE AGREEMENT: This Agreement
contains the entire agreement between the parties and shall be binding upon and inure to the benefit of their successors and assigns, and shall be construed in accordance with the laws of the State of Washington. This Agreement may not be modified or amended except by written instrument signed by both of the parties hereto.

     XIV. CAPTIONS: The captions used herein are for convenience of reference only and shall not be construed in any manner to limit or modify any of the terms hereof.

     XV. ATTORNEY'S FEES: In the event either party brings an action to enforce this Agreement, the prevailing party in such action shall be entitled to recover from the other all costs incurred in connection therewith, including reasonable attorney's fees.

     XVI. SEVERABILITY: In the event one or more of the provisions contained in this Agreement is deemed to be invalid, illegal or unenforceable in any respect under applicable law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be impaired thereby.

     XVII. CUMULATIVE; NO WAIVER: A right or
remedy herein conferred upon or reserved to either of the parties hereto is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder, or now or hereafter legally existing upon the occurrence of an Event of Default hereunder. The failure of either party hereto to insist at any time upon the strict observance or performance of any of the provisions of this Agreement or to exercise any right or remedy as provided in this Agreement shall not impair any such right or remedy or be construed as a waiver or relinquishment thereof with respect to subsequent defaults. Every right and remedy given by this Agreement to the parties hereof may be exercised from time to time and as often as may be deemed expedient by the parties thereto, as the case may be.

     XVIII. AUTHORIZATION FOR AGREEMENT: The
execution and performance of this Agreement by Lessee and Administrator have been duly authorized by all necessary laws, resolutions or corporate action, and this Agreement constitutes the valid and enforceable obligations of Lessee and Administrator in accordance with its terms.

     XIX. COUNTERPARTS: This Agreement may be executed in any number of counterparts, each of which shall be an original, and each such counterpart shall together constitute but one and the same Agreement.


             [SIGNATURE PAGE FOLLOWS.]

     IN WITNESS WHEREOF, the parties have hereto caused this Agreement to be duly executed, as of the day and year first above written.

               COLUMBIA HOUSE, LLC,
               a Washington limited liability
company

               By:  /s/ Stan Baty
                                                 -
--------------------------------
                                            Its:
Managing Member

                    By:  Stan Baty
                    Its:  Managing Member

               EMERITUS CORPORATION,
               a Washington corporation

               /s/ Raymond R. Brandstrom
                                          --------
--------------------------------------
                                           By:
Raymond R. Brandstrom
                                           Its:
President